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UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF USA

        In the tables below, we provide you with unaudited pro forma combined condensed financial information for USA giving effect to the following transactions:

  •
  the combination of Ticketmaster-Citysearch Online, Inc. and Ticketmaster Corporation completed on January 31, 2001 (the Ticketmaster combination),
  •
  USA's acquisition of a controlling interest in Expedia completed on February 4, 2002 (the Expedia transaction),
  •
  USA's contribution of USA Entertainment to Vivendi Universal Entertainment LLLP, a new joint venture controlled by Vivendi Universal S.A., completed on May 7, 2002 (the VUE transaction),
  •
  the exchange by Liberty Media Corporation of its shares of Home Shopping Network, Inc. for 31.6 million shares of USA common stock and 1.6 million shares of USA Class B common stock completed on June 27, 2002 (the Holdco exchange),
  •
  the merger of Ticketmaster with a wholly owned subsidiary of USA completed on January 17, 2003 (the Ticketmaster merger), and
  •
  the merger of Expedia with a wholly owned subsidiary of USA (the Expedia merger).

The results of the USA Entertainment Group are presented as discontinued operations in the historical financial statements of USA, and therefore have been excluded from the unaudited pro forma combined condensed financial statements of USA. We also provide you with unaudited pro forma combined condensed financial information for Expedia, Inc. for the year ended December 31, 2001.

        The unaudited pro forma combined condensed financial statements of USA reflect some assumptions regarding the transactions and are based on the historical financial statements of USA. The unaudited pro forma combined condensed financial statements of USA, including the notes accompanying them, are qualified in their entirety by reference to, and should be read in conjunction with, USA's audited financial statements, including the notes accompanying them, which have been filed with the Securities and Exchange Commission (SEC).

        The unaudited pro forma combined condensed balance sheet as of September 30, 2002 gives effect to the Ticketmaster merger and the Expedia merger as if they occurred on September 30, 2002. All other transactions described above have been reflected in the historical balance sheet as of September 30, 2002.

        The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 reflects USA's audited statements of operations for the year ended December 31, 2001 and Expedia, Inc.'s results for the twelve months ended December 31, 2001, adjusted for the pro forma effects of the Ticketmaster combination, the Expedia transaction, the VUE transaction, the Holdco exchange, the Ticketmaster merger and the Expedia merger as if those transactions had occurred as of January 1, 2001.

        The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2002 reflects USA's unaudited statements of operations for the nine months ended September 30, 2002, adjusted for the pro forma effects of the Expedia transaction, the VUE transaction, the Holdco exchange, the Ticketmaster merger and the Expedia merger as if those transactions had occurred on January 1, 2002. The Ticketmaster combination has been reflected in the historical statement of operations for the nine months ended September 30, 2002.

        USA is in the process of evaluating the fair value of the additional interest in the assets and liabilities of Ticketmaster acquired in the Ticketmaster merger and the assets and liabilities of Expedia to be acquired in the Expedia merger, including the allocation of merger consideration to intangibles other than goodwill. Accordingly, this purchase accounting information is preliminary and has been made solely for the purpose of developing the unaudited pro forma combined condensed financial information contained in the following pages.

        The unaudited pro forma combined condensed statement of operations is neither necessarily indicative of the results of operations that would have been reported had these transactions occurred on January 1, 2001 nor necessarily indicative of USA's future financial results of operations.

USA INTERACTIVE
Unaudited Pro Forma Combined Condensed Balance Sheet
September 30, 2002
(In thousands)

	USA Historical	Ticketmaster Merger(1)	Expedia Merger(2)	Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$675,413	—	—	675,413
Restricted cash	13,931	—	—	13,931
Marketable securities	2,470,615	—	—	2,470,615
Accounts and notes receivable, net	316,615	—	—	316,615
Inventories, net	216,909	—	—	216,909
Other	180,891	—	—	180,891

Total current assets	3,874,374	—	—	3,874,374
Property, plant and equipment, net	434,264	—	—	434,264
Intangible assets including goodwill, net	7,009,378	575,506	3,336,317	10,921,201
Cable distributions fees, net	173,800	—	—	173,800
Long-term investments	1,605,605	—	—	1,605,605
Preferred interest exchangeable for common stock	1,428,530	—	—	1,428,530
Deferred charges and other	176,197	—	—	176,197

Total assets	$14,702,148	$575,506	$3,336,317	$18,613,971

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$36,231	$—	$—	$36,231
Accounts payable, accrued and other current liabilities	383,307	—	—	383,307
Accounts payable, client accounts	182,860	—	—	182,860
Cable distribution fees payable	65,852	—	—	65,852
Deferred revenue	307,832	—	—	307,832
Other accrued liabilities	711,481	—	—	711,481

Total current liabilities	1,687,563	—	—	1,687,563
Long-term obligations, net of current maturities	508,237	—	—	508,237
Other long-term liabilities	84,405	—	—	84,405
Deferred income taxes	2,207,243	92,622	213,776	2,513,641
Minority interest	1,009,953	(435,383)	(178,932)	395,638
Common stock exchangeable for preferred interest	1,428,530	—	—	1,428,530
Stockholders' equity	7,776,217	918,267	3,301,473	11,995,957

Total liabilities and shareholders' equity	$14,702,148	$575,506	$3,336,317	$18,613,971

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements of USA.

USA INTERACTIVE
Unaudited Pro Forma Combined Condensed Statement of Operations
Nine Months Ended September 30, 2002
(In thousands, except per share data)

	USA Historical	Expedia Historical(3)	Expedia Pro Forma Adjustments		VUE Pro Forma Adjustments		Holdco Exchange		Ticketmaster Merger		Expedia Merger		Pro Forma Combined
NET REVENUES:
HSN-US	$1,141,270	$—	$—		$—		$—		$—		$—		$1,141,270
Ticketing	490,925	—	—		—		—		—		—		490,925
Match.com	88,182	—	—		—		—		—		—		88,182
Hotels.com	672,814	—	—		—		—		—		—		672,814
Expedia	389,865	35,487	—		—		—		—		—		425,352
Interval	2,319	—	—		—		—		—		—		2,319
PRC	217,212	—	—		—		—		—		—		217,212
Citysearch and related	22,479	—	—		—		—		—		—		22,479
International TV Shopping & other	234,557	—	—		—		—		—		—		234,557
USA Electronic Commerce Solutions LLC/Styleclick	30,386	—	—		—		—		—		—		30,386
Intersegment elimination	(7,773)	—	—		—		—		—		—		(7,773)

Total net revenues	3,282,236	35,487	—		—		—		—		—		3,317,723

Operating costs and expenses
Cost of sales	2,014,532	10,586	—		—		—		—		—		2,025,118
Other costs	899,199	15,723	—		—		—		—		—		914,922
Amortization of cable distribution fees	38,679	—	—		—		—		—		—		38,679
Amortization of non-cash compensation	10,199	930	—		—		—		10,587	(15)	165,287	(15)	187,003
Non-cash distribution and marketing expense	27,485	—	—		4,059	(9)	—		—		—		31,544
Depreciation and amortization	241,917	5,238	(6,632)	(4)	10,023	(5)	—		22,245	(6)	8,239	(7)	281,030
Goodwill impairment	22,247	—	—		—		—		—		—		22,247

Total operating costs and expenses	3,254,258	32,477	(6,632)		14,082		—		32,832		173,526		3,500,543

Operating income (loss)	27,978	3,010	6,632		(14,082)		—		(32,832)		(173,526)		(182,820)
Interest and other, net	(92,346)	324	—		34,335	(10)	—		—		—		(57,687)

Earnings (loss) before income taxes and minority interest	(64,368)	3,334	6,632		20,253		—		(32,832)		(173,526)		(240,507)
Income tax expense	(58,407)	(1,424)	(2,601)	(17)	(7,451)	(11)	—		12,879	(17)	68,066	(17)	11,062
Minority interest	(17,964)	—	(692)	(8)	(12,855)	(12)	(8,249)	(13)	4,813	(16)	18,928	(16)	(16,019)

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(140,739)	$1,910	$3,339		$(53)		$(8,249)		$(15,140)		$(86,532)		$(245,464)

Loss per common share from continuing operations
Basic and diluted	$(0.34)												$(0.42)

Weighted average shares outstanding	418,559												583,704

Weighted average diluted shares outstanding	418,559												583,704

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements of USA.

USA INTERACTIVE
Unaudited Pro Forma Combined Condensed Statement of Operations
Year Ended December 31, 2001
(In thousands, except per share data)

	USA Historical	Ticketmaster Combination		Expedia Historical(3)	Expedia Pro Forma Adjustments		VUE Pro Forma Adjustments		Holdco Exchange		Ticketmaster Merger		Expedia Merger		Pro Forma Combined
NET REVENUES:
HSN—U.S.	$1,658,904	$—		$—	$—		$—		$—		$—		—		$1,658,904
Ticketing	579,679	—		—	—		—		—		—		—		579,679
Match.com	49,249	—		—	—		—		—		—		—		49,249
Hotels.com	536,497	—		—	—		—		—		—		—		536,497
Expedia	—	—		296,936	—		—		—		—		—		296,936
PRC	298,678	—		—	—		—		—		—		—		298,678
CitySearch and related	46,108	—		—	—		—		—		—		—		46,108
International TV Shopping and other	272,569	—		—	—		—		—		—		—		272,569
USA Electronic Commerce Solutions LLC/Styleclick	34,229	—		—	—		—		—		—		—		34,229
Intersegment elimination	(7,053)	—		—	—		—		—		—		—		(7,053)

Total net revenues	3,468,860	—		296,936	—		—		—		—		—		3,765,796

Operating costs and expenses
Cost of sales	2,331,438	—		93,142	—		—		—		—		—		2,424,580
Other costs	843,547	—		142,930	—		—		—		—		—		986,477
Amortization of cable distribution fees	43,975	—		—	—		—		—		—		—		43,975
Amortization of non-cash compensation	7,800	—		16,404	—		—		—		14,115	(15)	220,383	(15)	258,702
Non-cash distribution and marketing expense	26,384	—		—	—		8,307	(9)	—		—		—		34,691
Depreciation and amortization	432,139	—		61,820	6,712	(4)	49,364	(5)	—		29,660	(6)	3,676	(7)	583,371

Total operating costs and expenses	3,685,283	—		314,296	6,712		57,671		—		43,775		224,059		4,331,796
Operating income (loss)	(216,423)	—		(17,360)	(6,712)		(57,671)		—		(43,775)		(224,059)		(566,000)
Interest and other, net	(71,034)	—		(4,136)	—		99,323	(10)	—		—		—		24,153

Earnings (loss) before income taxes and minority interest	(287,457)	—		(21,496)	(6,712)		41,652		—		(43,775)		(224,059)		(541,847)
Income tax (expense) benefit	(2,450)	1,005	(14)	—	2,633	(17)	(24,112	)(11)	—		17,170	(17)	87,887	(17)	82,133
Minority interest	103,108	(3,568	)(14)	—	7,696	(8)	(35,619	)(12)	(5,423	)(13)	(52,284	)(16)	(7,696	)(16)	6,214

EARNINGS (LOSS) FROM CONTINUING OPERATIONS	$(186,799)	$(2,563)		$(21,496)	$3,617		$(18,079)		$(5,423)		$(78,889)		$(143,868)		$(453,500)

Loss per common share from continuing operations
Basic and diluted	$(0.50)														$(0.79)

Weighted average shares outstanding	374,101														572,537

Weighted average diluted shares outstanding	374,101														572,537

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements of USA.

EXPEDIA, INC.
Unaudited Pro Forma Combined Condensed Statement of Operations
Year Ended December 31, 2001
(In thousands, except per share data)

	Historical(3)			Pro Forma
	Three Months Ended March 31, 2001	Three Months Ended June 30, 2001	Six Months Ended December 31, 2001	Twelve Months Ended December 31, 2001
Net revenues	$57,222	$78,474	$161,240	$296,936
Operating costs and expenses:
Cost of sales	18,085	22,890	52,167	93,142
Other costs	34,598	37,838	70,494	142,930
Amortization of non-cash compensation	6,477	3,939	5,988	16,404
Depreciation and amortization	17,246	18,372	26,202	61,820

Total operating costs and expenses	76,406	83,039	154,851	314,296

Operating income (loss)	(19,184)	(4,565)	6,389	(17,360)
Interest and other, net	1,567	214	(5,917)	(4,136)

Earnings (loss) before income taxes	(17,617)	(4,351)	472	(21,496)
Income tax expense	—	—	—	—

Earnings (loss) from continuing operations	$(17,617)	$(4,351)	$472	$(21,496)

See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements of USA.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements of USA

1.
Represents the issuance of 45.5 million shares of USA common stock to Ticketmaster security holders in the merger based on an exchange ratio of 0.935 of a share of USA common stock for each share of Ticketmaster common stock. Also includes options to acquire 8.9 million shares of USA common stock and warrants to acquire 4.2 million shares of USA common stock, in each case based on an exchange ratio of 0.935. The price used to value the securities is $17.918, which is the average of the closing prices of USA common stock on the two trading days prior to, the day of, and the two trading days following the announcement of the merger. The amount recorded as deferred compensation in stockholders equity is the estimated impact of unvested stock options as of the merger date, at their fair value. The acquisition costs and resulting goodwill are as follows:

(In thousands)
USA common stock	$814,756
Fair value of options to acquire USA common stock	94,555
Fair value of warrants to acquire USA common stock	34,653
Less: Fair value of unvested options and warrants to acquire USA common stock recorded as deferred compensation	(25,697)

918,267
Add: Deferred income taxes	92,622
Less: Minority interest acquired	(435,383)

Excess of merger consideration over minority interest acquired deferred income taxes, and deferred compensation	$575,506

  USA has obtained a preliminary independent valuation related to the identification of intangibles other than goodwill. Additional intangible assets that have been identified include: venue/promoter contracts, distribution agreements, trade name/trademarks and technology. A portion of the excess merger consideration over minority interest acquired and deferred compensation has been preliminarily allocated to these intangible assets and the remainder is allocated to goodwill. Statement of Financial Accounting Standards No. 142, "Accounting for Goodwill and Other Intangible Assets", provides that goodwill resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be required to be tested for impairment at least annually. Accordingly, the unaudited pro forma combined condensed statements of operations include amortization of identified definite-lived intangible assets and no amortization of indefinite-lived intangible assets and goodwill. Deferred taxes arising from differences between the book and tax basis assigned to intangible assets acquired in the merger have been recorded. This purchase accounting information is preliminary. To the extent that additional intangibles are identified, USA will record the amounts and their associated amortization based upon the percentage of Ticketmaster acquired in the transaction. The final allocation of the acquisition cost could result in additional amortization expense and decreased operating income, net income and earnings per share in subsequent periods.

2.
Represents the issuance of 92.5 million shares of USA common stock to Expedia security holders in the merger based on an exchange ratio of 1.92875 of a share of USA common stock for each share of Expedia common stock. Also includes options to acquire 46.6 million shares of USA common stock and warrants to acquire 24.4 million shares of USA common stock, in each case based on an exchange ratio of 1.92875. The price used to value the securities is $26.47 which is the average of the closing prices of USA common stock on the two trading days prior to, the day of, and the two trading days following the announcement of the merger. The amount recorded as deferred compensation in stockholders equity is the estimated impact of unvested stock options and warrants as of the merger date, at their fair value. The acquisition costs and resulting goodwill are as follows:

(In thousands)
USA common stock	$2,447,257
Fair value of options to acquire USA common stock	1,018,665
Fair value of warrants to acquire USA common stock	436,317
Less: Fair value of unvested options and warrants to acquire USA common stock recorded as deferred compensation	(600,766)

3,301,473
Add: Deferred income taxes	213,776
Less: Minority interest acquired	(178,932)

Excess of merger consideration over minority interest acquired deferred income taxes, and deferred compensation	$3,336,317

  USA has used the independent valuation from the initial identification of intangibles other than goodwill prepared in connection with the Expedia Transaction to estimate the intangible assets acquired in the Expedia Merger. Additional intangible assets that have been identified include: trade name/trademarks, technology, hotel supplier relationships and distribution agreements. A portion of the excess merger consideration over minority interest acquired and deferred compensation has been preliminarily allocated to these intangible assets and the remainder is allocated to goodwill. Statement of Financial Accounting Standards No. 142, "Accounting for Goodwill and Other Intangible Assets", provides that goodwill resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be required to be tested for impairment at least annually. Accordingly, the unaudited pro forma combined condensed statements of operations include amortization of definitive-lived intangible assets and no amortization of indefinite-lived intangible assets and goodwill. Deferred taxes arising from differences between the book and tax basis assigned to intangible assets acquired in the merger have been recorded. This purchase accounting information is preliminary. To the extent that additional intangibles are identified, USA will record the amounts and their associated amortization based upon the percentage of Expedia acquired in the transaction. The final allocation of the acquisition cost could result in additional amortization expense and decreased operating income, net income and earnings per share in subsequent periods.

3.
Represents the results of operations for Expedia based on historical information of Expedia. See separate Expedia, Inc. Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2001. For additional financial information, refer to Expedia's periodic reports as of and for the periods ending March 31, 2001 and June 30, 2001, as filed with the SEC, and the Transition Report on Form 10-K for the six months ended December 31, 2001, as filed with the SEC on April 1, 2002. Results for the three months ended March 31, 2001 reflect Expedia's adoption of the Emerging Issues Task Force Issue No. 99-19, "Reporting Gross as a Principal versus Net as an Agent," in the quarter ended June 30, 2001, which resulted in an adjustment to net revenues and cost of sales for such period.

  For the nine months ended September 30, 2002, the historical results of operations for USA include Expedia's results for the period from February 4, 2002 to September 30, 2002.

4.
Represents difference in amortization of intangibles recorded in the historical results and the pro forma amount amortization of intangibles identified in the Expedia transaction completed on February 4, 2002. USA's aggregate purchase price was $1.5 billion, of which $350 million was allocated to intangible assets other than goodwill based upon the results of an independent valuation of the assets and liabilities acquired.

5.
Represents incremental amortization of intangibles identified in USA's acquisition of additional interest in HSN's assets and liabilities as a result of the VUE transaction that was completed on May 7, 2002. The aggregate fair value of the interest acquired was $2.2 billion, of which $488 million was allocated to intangible assets other than goodwill based upon the results of an independent valuation of the assets and liabilities acquired.

6.
Represents incremental amortization of intangibles preliminarily identified in USA's acquisition of the portion of Ticketmaster that they did not already own in the Ticketmaster merger that was completed on January 17, 2003. USA's aggregate purchase price was $944 million, of which $236 million was preliminarily allocated to intangible assets other than goodwill based upon the results of an independent valuation of the assets and liabilities acquired.

7.
Represents incremental amortization of intangibles preliminarily identified in USA's acquisition of the portion of Expedia that they do not already own in the Expedia merger. USA's aggregate purchase price was $3.9 billion, of which $195 million is preliminarily allocated to intangible assets other than goodwill based upon the results of an independent valuation of the assets and liabilities acquired.

8.
Represents the minority interest in the historical results of operations of Expedia, based upon a 64.2% equity ownership by USA of Expedia.

9.
Represents adjustment for non-cash marketing related to advertising provided to Ticketmaster and its subsidiaries by USA Cable, which was contributed to VUE on May 7, 2002. As these transactions were among consolidated entities, the amount was eliminated in the consolidated historical results of USA.

10.
Reflects the cash dividends ($63 million for the 12 months ended December 31, 2001 and $22 million for the nine months ended September 30, 2002) payable quarterly with respect to USA's Class B preferred interest in VUE and the payable-in-kind dividends ($36 million for the 12 months ended December 31, 2001 and $12 million for the nine months ended September 30, 2002) due in cash at maturity (20 years following the consummation of the VUE transaction) with respect to USA's Class A preferred interest in VUE.

11.
Represents tax impact of pro forma adjustments described under notes 9 and 10 above.

12.
Represents the adjustment to minority interest related to the cancellation of approximately 320.9 million shares of USANi LLC, a subsidiary of USA, comprising all of the USANi LLC shares not then owned by USA and its subsidiaries. The cancellation of USANi LLC shares occurred on May 7, 2002 in conjunction with the VUE transaction. Prior to the VUE transaction, Vivendi owned approximately 47% and Liberty owned approximately 8% of USANi LLC.

13.
Represents the adjustment to minority interest related to Liberty's exchange of its shares of Home Shopping Network, Inc., or Holdco, not owned by USA. The Holdco shares were exchanged for approximately 31.6 million shares of USA common stock and approximately 1.6 million shares of USA Class B common stock. The exchange occurred on June 27, 2002. Prior to the transaction, Liberty owned 19.9% of Holdco.

14.
Reflects decreased tax expense of approximately $1 million and increased minority interest of approximately $4 million as a result of the Ticketmaster combination. The Ticketmaster combination has been accounted for as entities under common control in a manner similar to a pooling of interests. Tax expense decreased as a result of taxable losses from Ticketmaster being used to offset taxable income of Ticketmaster Corporation. Minority interest increased principally due to the impact of a lower minority interest benefit related to the losses of Ticketmaster, as

  USA's economic ownership in Ticketmaster increased from 50% to 68% as a result of the Ticketmaster combination that was completed on January 31, 2001.

15.
Represents estimated amortization of non-cash compensation related to the Ticketmaster and Expedia mergers. The expense is based upon the estimated fair value of unvested stock options and warrants, amortized over their estimated remaining vesting period.

16.
Represents the adjustment to historical minority interest benefit/expense related to Ticketmaster and Expedia.

17.
Represents the tax benefit/expense related to the incremental amortization of non-cash compensation and definite-lived intangible assets.

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UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF USA